Exhibit 10.1

WAIVER

THIS WAIVER, dated as of August 21, 2009 (this “Waiver”), is by and among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”), certain Domestic Subsidiaries of the Borrower party hereto (the “Guarantors”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders party thereto, and the Administrative Agent are parties to that certain Credit Agreement dated as of June 18, 2004 (as previously amended and modified and as further amended, modified, supplemented or restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

WHEREAS, the Borrower (a) has entered into that certain Investment Agreement dated as of August 14, 2009, between the Borrower, Clayton, Dublier & Rice Fund VIII, L.P. and their respective successors in interest (the “Investment Agreement”), for the issuance of convertible preferred Capital Stock in exchange for cash (the “Convertible Issuance”) and (b) intends to enter into certain contractual obligations with one or more holders (the “Convertible Note Holders”) of the Borrower’s 2.125% convertible senior subordinated notes due 2024 (the “Convertible Notes”), for the payment of cash and issuance of common stock in exchange for the retirement of the Convertible Notes held by such Convertible Note Holders;

WHEREAS, the Borrower may not be in compliance with the financial covenants (the “Financial Covenants”) set forth in Section 5.9(a), (b) and (c) of the Credit Agreement for a period beginning with the fiscal quarter of the Borrower ended May 3, 2009 and ending on November 6, 2009 (the “Waiver Period”);

WHEREAS, the Borrower has requested that the Required Lenders waive compliance with the Financial Covenants during the Waiver Period; and

WHEREAS, the Required Lenders are willing to waive compliance with the Financial Covenants during the Waiver Period, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

WAIVER

1.1 Waiver. Notwithstanding the provisions of the Credit Agreement to the contrary, the Required Lenders hereby waive compliance by the Credit Parties with the Financial Covenants; provided that (i) such waiver shall only be effective during the Waiver Period and (ii) during the Waiver Period, the Credit Parties shall continue to provide the financial information required pursuant to Section 5.1 and 5.2 of the Credit Agreement (including, without limitation, the compliance certificate required by Section 5.2(b) setting forth calculations with respect to the Financial Covenants). Immediately upon the expiration of the Waiver Period, the Credit Parties will be subject to the financial covenants set forth in Section 5.9 of the Credit Agreement and compliance with such financial covenants will be tested based on the financial information provided pursuant to Sections 5.1 and 5.2 of the Credit Agreement for the fiscal quarter most recently ended prior to the expiration of the Waiver Period for which such financial statements have been delivered. For the avoidance of doubt, upon the expiration of the Waiver Period, if the Credit Parties are not in compliance with the financial covenants set forth in Section 5.9 of the Credit Agreement (as calculated in accordance with the requirements of the foregoing sentence), then such non-compliance will constitute an Event of Default and the Lenders shall be immediately entitled to exercise any or all of their rights and remedies arising in respect thereof. Notwithstanding the provisions of the Credit Agreement to the contrary (including, without limitation, the provisions contained in Sections 6.1 or 6.11), the Required Lenders hereby waive during the Waiver Period any Default or Event of Default resulting from the execution of the Investment Agreement by the Borrower and the launching of the Convertible Issuance; provided, however, the foregoing shall not operate to waive any Default or Event of Default arising from the consummation of the Convertible Issuance or any other repurchase of convertible preferred Capital Stock.

1.2 Effectiveness of Waiver. This Waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach or default nor as a waiver of any breach or default of which the Lenders have not been informed by the Credit Parties, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Agreement, except as specifically consented to pursuant to the terms hereof, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement, or (d) except as consented to and waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Credit Document, whether arising as a consequence of any Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

SECTION 2

CLOSING CONDITIONS

2.1 Closing Conditions. This Waiver shall become effective as of the day and year set forth above (the “Waiver Closing Date”) upon satisfaction (or waiver) of the following conditions (in form and substance reasonably acceptable to the Administrative Agent) on or prior to August 20, 2009:

(a) Executed Consent. The Administrative Agent shall have received a copy of this Waiver duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.

(b) Executed Lender Consents. The Administrative Agent shall have received executed lender consents, in substantially the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Waiver on their behalf. The delivery by the Administrative Agent of its signature page to this Waiver shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c) Fees and Expenses. The Administrative Agent shall have received from the Borrower, for the account of each Lender that executes and delivers a Lender Consent to the Administrative Agent by 4:00 p.m. (EST) on or before Thursday, August 20, 2009 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), a waiver fee in an amount equal to 5 basis points on the outstanding principal amount of the Tranche B Term Loan held by such Consenting Lenders.

(d) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Waiver shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 3

MISCELLANEOUS

3.1 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Waiver.

(b) This Waiver has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Waiver.

(d) After giving effect to this Waiver, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof except for those which expressly relate to an earlier date.

(e) After giving effect to this Waiver, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g) The Credit Party Obligations are not reduced or modified by this Waiver and are not subject to any offsets, defenses or counterclaims.

3.2 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.3 Instrument Pursuant to Credit Agreement. This Waiver is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. Each party to this Waiver hereby agrees that a breach of the terms of this Waiver by any Credit Party shall constitute an immediate Event of Default pursuant to the Credit Agreement.

3.4 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Waiver.

3.5 No Actions, Claims, Etc. Each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.6 General Release. In consideration of the Administrative Agent entering into this Waiver, each Credit Party hereby releases the Administrative Agent, the Lenders and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such person being released hereby, any actions, causes of action, claims, demands, damage and liabilities arising out of such person’s gross negligence, bad faith or willful misconduct.

3.7 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Waiver, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC, and all previously incurred fees and expenses which remain outstanding on the date hereof.

3.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

3.9 Counterparts/Telecopy. This Waiver may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Waiver by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

3.10 Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11 Consent to Jurisdiction; Service of Process; Arbitration; Waivers of Jury Trial and Consequential Damages. The jurisdiction, service of process, arbitration and waiver of jury trial and consequential damages provisions set forth in Sections 9.13, 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

3.12 Entirety. This Waiver and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.13 Status of Agreement. This Waiver is in addition to, and not in replacement of, that certain Waiver, dated as of July 15, 2009, by and among the Borrower, the Guarantors and the Administrative Agent, on behalf of the Lenders.

[Signature Pages to Follow]

NCI BUILDINGS SYSTEMS, INC.

WAIVER

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Waiver to be duly executed and delivered as of the date first above written.

BORROWER:	NCI BUILDING SYSTEMS, INC.

By: _______________________________
Name:
Title:

GUARANTORS:	NCI GROUP, INC.

By: _______________________________
Name:
Title:

ROBERTSON-CECO II CORPORATION

By: _______________________________
Name:
Title:

STEELBUILDING.COM, INC.

By: _______________________________
Name:
Title:

NCI BUILDINGS SYSTEMS, INC.

WAIVER

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent on behalf of the Lenders and as a Lender

By: _______________________________
Name:
Title:

EXHIBIT A

FORM OF

LENDER CONSENT

See Attached.

LENDER CONSENT

This Lender Consent is given pursuant to the Credit Agreement, dated as of June 18, 2004 (as previously amended and modified, the “Credit Agreement”), by and among NCI BUILDING SYSTEMS, INC., a Delaware corporation (the “Borrower”), certain Domestic Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the Waiver, to be dated on or about August __, 2009, by and among the Borrower, the Guarantors and the Administrative Agent, on behalf of the Lenders (the “Waiver”) and hereby authorizes the Administrative Agent to execute and deliver the Waiver on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Waiver and the Credit Agreement.

Delivery of this Lender Consent by telecopy or other electronic means shall be effective as an original.

A duly authorized officer of the undersigned has executed this Lender Consent as of the ___ day of ______________, 2009.

______________________________,

as a Lender

By: _______________________________

Name: _____________________________

Title: ______________________________